EXHIBIT 99.1

CHINA BOTANIC PHARMACEUTICAL INC. ANNOUNCES

RECEIPT OF NOTICE OF FAILURE TO SATISFY CONTINUED LISTING LETTER

Harbin, China –April 2, 2013 –China Botanic Pharmaceutical Inc. (AMEX: CBP) (formerly Renhuang Pharmaceuticals, Inc.) ("China Botanic" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines (“TCM”) in China, announced today that on March 27,  2013, the Company received a notice of failure to satisfy a continued listing standard (the "Letter") from the NYSE MKT LLC (the "Exchange") for its failure to timely file a Form 10-Q for the period ended January 31, 2013 by the deadline of March 25, 2013.

The Company has previously been advised by a letter from the Exchange dated January 31, 2013, that the Company is currently subject to the procedures and requirements of Section 1009 of the NYSE MKT Company Guide (“Company Guide”) because of its failure to meet certain continued listing standards under Part 10 of the Company Guide, resulting from its inability to timely its Form 10-K for the period ended October 31, 2012.  In response to the January 31, 2013 letter, the Company submitted a plan of compliance (the “Plan”) on February 14, 2013,  outlining actions that the Company has taken and intended to take to bring it back into compliance as of May 1, 2013.  The Plan was accepted on March 1, 2013.

The timely filing of the Form 10-K and Form 10-Q are a condition for the Company’s continued listing on the Exchange under Sections 134 and 1101 of the Company Guide.  In addition,  this failure will be a material violation of its listing agreement with the Exchange, and under Section 1003(d) of the Company Guide the Exchange is authorized to suspend and unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

The Letter indicates that although the Company is subject to such procedures and requirements of Section 1009 of the Company Guide as a result of its inability to timely file the Form 10-Q,   due to the similar nature of its deficiencies, the Company is not required to submit an additional plan of compliance.  The Company was also advised that it remains subject to the conditions set forth in the letter from the Exchange dated January 31, 2013.  If the Company is not in compliance with all of the Exchange’s continued listing standards within the timeframe provided or does not make progress consistent with the Plan during such plan period, the Exchange staff will initiate delisting proceedings as appropriate.

ABOUT CHINA BOTANIC PHARMACEUTICAL INC.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China. All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China. For more information, please visit www.renhuang.com.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's beliefs, assumptions and expectations of the Company's future operations and financial performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company's ability to manage expansion of its operations effectively, and other factors detailed in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

Company Contact:
China Botanic Pharmaceutical Inc.
Ms. Portia Tan, IR Contact
Tel: 86-451-8260-2162
Email: ir@renhuang.com